UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2017

Northern States Power Company
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

001-03140	39-0508315
(Commission File Number)	(IRS Employer Identification No.)

1414 W. Hamilton Avenue, Eau Claire, WI	54701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (715) 737-2625

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 4, 2017, Northern States Power Company, a Wisconsin corporation (NSP-Wisconsin), issued $100 million in aggregate principal amount of 3.75% First Mortgage Bonds, Series due December 1, 2047 (the Bonds) pursuant to an Underwriting Agreement among NSP-Wisconsin and Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC. The Bonds are being issued pursuant to NSP-Wisconsin's Registration Statement on Form S-3 (File No. 333-203664-02) (the Registration Statement). A prospectus supplement relating to the offering and sale of the Bonds was filed with the Securities and Exchange Commission on November 28, 2017. The Bonds will be governed by NSP-Wisconsin’s Trust Indenture, dated April 1, 1947, as amended, supplemented and restated, by and between NSP-Wisconsin and U.S. Bank National Association, as successor trustee, and the Supplemental Trust Indenture dated as of November 1, 2017.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with the offering and sale of the Bonds for incorporation by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description
4.01
Supplemental Indenture dated as of November 1, 2017 between Northern States Power Company and U.S. Bank National Association, as successor Trustee, creating 3.75% First Mortgage Bonds, Series due December 1, 2047.

5.01	Opinion of James L. Altman regarding the validity of certain securities.
5.02	Opinion of Foley & Lardner LLP regarding the validity of certain securities.
12.01	Statement of computation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN STATES POWER COMPANY
(a Wisconsin Corporation)

By: /s/ BRIAN J. VAN ABEL
Name: Brian J. Van Abel
Title: Vice President, Treasurer

Date: December 4, 2017

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